Exhibit 99.2
AMERICAN REPROGRAPHICS COMPANY APPOINTS
DILANTHA WIJESURIYA AS EXECUTIVE OFFICER OF THE COMPANY
WALNUT CREEK, California August 7, 2008 — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced that it has appointed veteran operations executive Dilantha “Dilo” Wijesuriya as an executive officer of the company. As Senior Vice President National Operations, Wijesuriya will be directly engaged in the day-to-day operations of the company’s operating divisions, and will spearhead the company’s international business development efforts.
Wijesuriya, 46, began his career with ARC as a manager at the company’s Ford Graphics division in San Francisco in January of 1991. He subsequently became president of the division in 2001, and became an ARC regional operations head in 2004. Prior to his employment with American Reprographics Company, Wijesuriya was a divisional manager with Aitken-Spence from 1981-1990, a multi-national conglomerate headquartered in Colombo, Sri Lanka.
“Dilo has been a key player in the company’s success since he joined us,” said K. “Suri” Suriyakumar, Chairman, President and CEO of American Reprographics Company. “His insight into the company’s culture and working style will be invaluable to the team, as will his truly outstanding team building skills. I’m looking forward to his continuing contribution to ARC as the scope of his responsibility expands.”
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 300 locally-branded reprographics service centers across the U.S., and on-site at more than 5,000 customer locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words and phrases such as “will,” “continuing contribution,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	The current downturn or a future general downturn in the architectural, engineering and construction industries could diminish demand for our products and services;

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability;

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position;

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition;

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations;

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition;

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly report on Form 10-Q for the quarter ended March 31, 2008. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of August 7, 2008, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
Contact:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: davidstickney@e-arc.com